Exhibit 99.1

www.cannlabs.com

FOR IMMEDIATE RELEASE:
William Livermore
Public Relations
917-620-0774
William.livermore@cannlabs.com
www.cannlabs.com

CANNLABS ANNOUNCES THIRD QUARTER 2014 RESULTS

Revenues up 175 Percent Over Last Quarter

Operations Expand to Connecticut and Nevada

DENVER, CO, November 14, 2014 CannLabs, Inc. (OTCQB: CANL,) the leading provider of proprietary, cloud-based analytics, and scientific testing methodologies relating to cannabis, today announced financial results for the third quarter ended September 30, 2014 and provided a business update.

Third Quarter 2014 Highlights

●	CannLabs – Nevada, Inc. granted license for an 8,000 sq. ft. facility in Las Vegas, Nevada.

●	CannLabs – Connecticut, Inc. opened 4,000 sq. ft. facility in Hartford, Connecticut. Secures contracts with two of the four licensed growers in Connecticut.

●
Expanded testing capabilities at the Denver, Colorado legacy lab to offer heavy metal, microbial contaminant, pesticides, and residual solvents tests. The CannLabs, Inc. licensed laboratory in Denver is on track to reach full capacity in four-six months.

●	CANL was added to MJIC Marijuana Index and the THCbiz stock directory

“During this quarter we saw the initial affect of industry wide-market and mandated testing growth impact our business,” said Mark Mirken, Chief Executive Officer of CannLabs. “With existing and anticipated legislative mandates aimed at cannabis health and safety, our licensed technology has made our laboratory partners the premier checkpoint in the seed to sale supply chain.  Clients are experiencing steady growth, and we are committed to keeping our competency, capacity, and state-of-the art solutions ahead of the rapidly growing national market.”

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

CannLabs recently entered two new markets, Connecticut and Nevada. “In Connecticut, we have signed multi-year contracts with two of the four licensed commercial growers, to have their products tested using CannLabs’ licensed technology,” Mirken continued.  “The facility in Nevada, which is expected to secure 30 percent market share upon market maturity, will be operational in the third quarter of 2015 to leverage an estimated 200 metric tons of cannabis production for the medical marijuana market in this state.”

Both states adhere to the American Herbal Pharmacopoeia® (AHP) guidelines. These guidelines include stringent limits for specified bacteria, fungi, heavy metals, and pesticides and require every lot of cannabis be tested for potency and safety. The Company will look for accretive acquisitions to enhance and expand on its multiple revenue channels. Consumers will benefit from the highest quality and safety and CannLabs, will continue to enjoy rising demand for testing and consulting services.

Financial Results

For the third quarter ending September 30, the Company reported:

●
$474,000 in revenue, an increase over the previous quarter of $204,000 due to increased testing volumes, growing client demand, mandated testing and the anticipated expansion in mandated testing requirement.

●
$1,283,000 in operating expenses, which consisted of $644,748 in administrative payroll, $426,000 in G&A and $213,000 in sales and marketing expenses.  Of these expenses $440,000 related to non-cash compensation.

●	Net loss (GAAP) was $(1,126,096).

●	Adjusted EBITDA (non-GAAP) loss of $(130,000).

For the nine months ended September 30, 2014, the Company reported:

●
$1,932,000 in operating expenses, which consisted of $818,000 in administrative payroll, $742,000 in G&A and $373,000 in sales and marketing expenses.  Of these expenses $446,000 related to non-cash compensation.

●	Net loss (GAAP) was $(1,596,477).

●	Adjusted EBITDA (non-GAAP) loss of $(213,000).

The Company had $64,000 in cash and cash equivalents on its balance sheet as of September 30, 2014.

2015 Outlook

In 2015, capital expenditures are expected to increase. The capital investments will primarily be focused on expanding the capacity of the labs the Company licenses, to meet the increase in demand for testing in multiple jurisdictions, as well as the Company’s other revenue segments.

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

Currently, holding 50 percent of the Colorado market, the Company expects the Colorado facility to grow their market share significantly in 2015. Revenues for the Colorado facility are projected to be $3-5 million annual run rate by the end of next year.  Management believes the payback period for future labs could decrease when factoring in higher margins from the addition of product formulation and development and consulting services. Normalized operating margins of 40 percent or higher are expected from fully mature licensed laboratories.

In addition, CannLabs will be able to solidify its leadership position due to the following industry-wide growth drivers:

●	Compliance testing will be mandated by new states

●	Increased testing volumes from existing clients responding to growing consumer demand

●	New market entrants as more growers are granted state-issued licenses

●	Education that will influence consumers to seek out tested products at a higher quality level that they know and trust

ABOUT CANNLABS
CannLabs, Inc., is a respected authority and advisor to commercial, governmental and educational entities focused on the Cannabis industry. The company leverages its propriety scientific, testing processes, cloud-based business intelligence and data/analytics as well as consulting services to garner revenues from legalized Cannabis states and their constituents.

Through Carbon Bond Holdings Inc. and the state certified labs it has relationships with, CannLabs delivers best practices around products, services and business intelligence focused on the Cannabis industry.

CannLabs customers include states that currently have legalized medical or recreational Cannabis along with their associated growers, dispensaries, manufacturers of edibles, and residential consumers seeking information on cannabis.
For more information visit www.cannlabs.com.

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

Safe Harbor Statement
All statements herein other than statements of historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Such statements are not guarantees of future performance and are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. Such factors include, but are not limited to, our ability to raise additional capital, our limited operating history and revenue, our ability to attract and retain qualified personnel, our ability to develop new services, market acceptance of our services, legislative, regulatory and competitive developments in our industry, general economic conditions, as well as other factors set forth in our filings with the SEC.

CONTACT:
Company
William Livermore
Public Relations
917-620-0774
william.livermore@cannlabs.com
www.cannlabs.com

Investor Relations
Matthew Selinger
Senior Vice President – MZ North America
949-298-4319
mselinger@mzgroup.us
www.mzgroup.us

SOURCE: CannLabs, Inc.

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

Reconciliation of net income to adjusted EBITDA:

	Quarter Ending	Nine Months Ended
	September 30,	September 30,
	2014	2014
Net loss attributable to common shareholders	$(679,000)	$(821,000)

Preferred dividends	10,000	12,000

Net loss attributable to CannLabs, Inc.	(689,000)	(833,000)

Adjustments to net income:
Depreciation and amortization	98,000	141,000
Interest expense	21,000	33,000

EBITDA	(570,000)	(659,000)

Share based compensation	440,000	446,000

Adjusted EBITDA	$(130,000)	$(213,000)

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

CannLabs, Inc. and Subsidiaries
Consolidated Balance Sheet

September 30, 2014
(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$63,710
Accounts Receivable	113,465
Prepaid expenses	80,253
Due from stockholders	-

TOTAL CURRENT ASSETS	257,428

PROPERTY AND EQUIPMENT
Equipment	170,833
Furniture and fixtures	14,565
Leasehold Improvements	194,435
Assets under capital lease	754,834
1,134,667
Less: accumulated depreciation	171,110
963,557

OTHER ASSETS
Deposit	37,394
37,394

TOTAL ASSETS	$1,258,379

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$502,069
Deferred revenue	96,475
Obligations under capital leases	190,186
Notes payable - stockholders	158,800

TOTAL CURRENT LIABILITIES	947,530

LONG-TERM LIABILITIES
Notes payable - stockholders	500,000
Obligations under capital leases, net of current portion	344,702
844,702

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Convertible preferred stock, $.001 par value, 10,000,000 shares authorized, 500,000 issued and outstanding at September 30, 2014	500

Common stock, $.001 par value; 200,000,000 shares authorized, 65,439,704 shares issued and outstanding at September 30, 2014 and 54,000,000 shares issued and outstanding at December 31, 2013	65,440

Additional paid in capital	6,679,634

Deferred Compensation	(5,700,362)

Accumulated deficit	(820,662)

STOCKHOLDERS’ EQUITY BEFORE NON CONTROLLING INTEREST	224,550

Non controlling interest in variable interest entities	(758,403)

TOTAL COMPANY STOCKHOLDERS’ EQUITY	(533,853)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,258,379

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105

www.cannlabs.com

CannLabs, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2014
(Unaudited)

	For the Three	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2014	2014
REVENUES	$473,624	$856,117

COST OF REVENUES	290,549	482,349

GROSS PROFIT	183,075	373,768

OPERATING EXPENSES
General and administrative (1)	425,576	741,729
Administrative payroll (2)	644,748	818,051
Sales and marketing	212,894	372,578
Total operating expenses	1,283,218	1,932,358

LOSS BEFORE OTHER EXPENSE	(1,100,143)	(1,558,590)

OTHER INCOME (EXPENSE)
Interest income	9	18
Interest expense	(21,121)	(33,034)
Loss on sale of assets	(4,841)	(4,841)
Total other expenses	(25,953)	(37,857)

NET LOSS	(1,126,096)	(1,596,447)

NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING INTEREST	457,388	787,105

ACCRUED PREFERRED DIVIDENDS	(10,082)	(12,055)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(678,790)	$(821,397)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.01)	$(0.01)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	65,483,037	58,640,689

(1) - Includes $2,853 and $4,911 of non-cash compensation for the three and nine months ended September 30, 2014

(2) - Includes $437,480 and $440,835 of non-cash compensation for the three and nine months ended September 30, 2014

3888 E. Mexico Avenue, Suite 202 | Denver, CO 80210 | 303.309.0105